Exhibit 10.5








                    DATED



                          THE NATIONAL GRID COMPANY PLC



                                       and


                          SOUTH WESTERN ELECTRICITY PLC










                  ---------------------------------------------

                          SUPPLEMENTAL AGREEMENT TYPE 1
                  ---------------------------------------------


                              REF: A/SWE/90/14-1EX



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                                TABLE OF CONTENTS


1.   DEFINITIONS, INTERPRETATION AND CONSTRUCTION......................  1

2.   BEING OPERATIONAL/CONNECTION/ENERGISATION.........................  1

3.   THE CONNECTION SITE AND NGC ASSETS................................  3

4.   CONNECTION CHARGES................................................  4

5.   USE OF SYSTEM CHARGES.............................................  4

6.   CHARGING RULES....................................................  4

7.   ANCILLARY SERVICES................................................  4

8.   GRID CODE NON-COMPLIANCE..........................................  4

9.   SPECIAL AUTOMATIC FACILITIES......................................  4

10.  PROTECTION AND CONTROL RELAY SETTINGS/FAULT CLEARANCE
     TIMES.............................................................  5

11.  SAFETY RULES......................................................  5

12.  OTHER SITE SPECIFIC TECHNICAL CONDITIONS..........................  5

13.  METERING..........................................................  6

14.  JOINT SYSTEM INCIDENTS............................................  6

15.  TERM..............................................................  6

16.  EMERGENCY DEENERGISATION..........................................  6

18.  NOTICE TO DECOMMISSION OR DISCONNECT.............................. 10

19.  DISCONNECTION..................................................... 10

20.  DECOMMISSIONING................................................... 10

21.  MASTER AGREEMENT.................................................. 11





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THIS SUPPLEMENTAL AGREEMENT is made the ___ day of ___________ 199_ and becomes effective on the ____ day of _____________, 199_.
BETWEEN,
(1) THE NATIONAL GRID COMPANY PLC, a company registered in England with number 2366977 whose registered office is at National Grid House, Sumner Street, London SEI 9JU ("NGC", which expression shall include its successors and/or permitted assigns); and
(2) SOUTH WESTERN ELECTRICITY PLC, a company registered in England with number 2366894 whose registered office is at 800, Park Avenue, Aztec West, Almondsbury, Avon BS12 4SE (the "User", which expression shall include its successors and/or permitted assigns)
WHEREAS
(A) NGC and User are parties to a Master Connection and Use of System Agreement dated the ____ of _______, 199_ ("Master Agreement").
(B) This Supplemental Agreement is entered into pursuant to the terms of the Master Agreement and shall be read as being governed by them.

NOW, IT IS HEREBY AGREED as follows:-
1.       DEFINITIONS, INTERPRETATION AND CONSTRUCTION
1.1      General
         Unless the subject matter or context otherwise requires or is inconsistent with, terms and expressions defined in Schedule 2 to the Master Agreement have the same meanings, interpretations or constructions in this Supplemental Agreement.
2.       BEING OPERATIONAL/CONNECTION/ENERGISATION
2.1      Right to remain connected:
         Subject to the other terms and conditions of this Supplemental Agreement and the Grid Code, the User shall have the right for the User's Equipment to remain connected to the NGC Transmission System at the Connection Site for the duration of this Supplemental Agreement.


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2.2      Right to be and Remain Energised Operational;
         Subject to the other provisions of this Agreement and the Grid Code, the User shall have the right for the User's Equipment at the Connection Site to be and remain Energised and Operational for the duration of this Supplemental Agreement.
2.3      Obligation to remain connected
         Without prejudice to its rights to make Modifications to the User's Equipment pursuant to the Master Agreement and subject to the provisions of sub-clause 16.2 and the other provisions of this Agreement and the Grid Code the User shall keep the User's Equipment at the Connection Site connected to the NGC Transmission System until Decommissioning or Disconnection is permitted pursuant to this Supplemental Agreement.
2.4      Registered Capacity
         The User if a Generator shall not operate its Users Equipment such that any of it exceeds its Registered Capacity save as expressly permitted or instructed pursuant to the Grid Code or the Fuel Security Code or as may be necessary or expedient in accordance with Good Industry Practice.
2.5      Data
         Data of a technical or operational nature collected recorded or otherwise generated pursuant to this Supplement Agreement shall be deemed data lodged pursuant to the Grid Code to the extent that the Grid Code makes provision therefor.
2.6 Subject to the other provisions of this Agreement and the Grid Code, NGC shall use all reasonable endeavours to maintain the NGC Assets at the Connection Site in the condition necessary to render the same fit for the purpose of passing power up to the Maximum Export Capacity and/or the Connection Site Demand Capability as appropriate between the User's Equipment and the NGC Transmission System.
2.7 Subject to the other provisions of this Agreement and the Grid Code, NGC shall accept into the NGC Transmission System at the Connection Site power generated by the User up the User up to the Maximum Export Capacity except to the extent (if any) that NGC is prevented from doing so by transmission constraints which could not be avoided by the exercise of Good Industry Practice by NGC.


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2.8      Subject to the other provisions of this Agreement and the Grid Code,
         NGC shall transport a supply of power to the Connection Site through the NGC Transmission System up to the Connection Site Demand Capability except to the extent (if any) that NGC is prevented from doing so by transmission constraints or by insufficiency of generation which, in either case, could not have been avoided by the exercise of Good Industry Practice by NGC.
2.9 Subject to the provision of the Grid Code each Party shall be entitled to plan and execute outages of parts of its System or Plant or Apparatus at any time and from time to time.
2.10     Provision of Data
         The majority of the data required under the Grid Code has been supplied by the User prior to the Transfer Date. However, in respect of the following data required under the Planning Code of the Grid Code it is agreed that the User need only supply it under the Grid Code within one year of the Transfer Date, unless NGC requests it in writing before the expiry of that period, in which case the User from whom the data is requested must supply it within 6 weeks of receiving that request, except in the case of the data referred to in PCA 5.3.1(g) which need only be supplied within 3 months of receiving this request. The data to which this Sub-Clause applied is that referred to in the following paragraphs of the Planning Code:-

                                    PCA 2.3
                                    PCA 4.3.7
                                    PCA 4.3.9
                                    PCA 5.2.1
                                    PCA 5.3.1(g)
NGC shall also be able to request a User in writing at any time to supply to NGC any data under the Planning Code which it should have supplied to NGC prior to the Transfer Data, but which it did not supply, and the User must supply that data upon that request.

3.       THE CONNECTION SITE AND NGC ASSETS
         The Connection Site and NGC Assets to which this Supplemental Agreement relates are more particularly described in Appendix A.


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4.       CONNECTION CHARGES
         Subject to the provisions of Clause 6 of this Supplemental Agreement the User shall with effect from the commencement of this Supplemental Agreement pay the Connection Charges set out in Appendix B which are calculated by reference to the NGC Assets specified in Appendix A in accordance with the provisions of Appendix B.

5.       USE OF SYSTEM CHARGES
         Subject to the provisions of Clause 6 of this Supplemental Agreement the User shall with effect from the commencement of this Supplemental Agreement pay to NGC the Use of System Charges set out in Appendix D in accordance with the provisions of Appendix E.

6.       CHARGING RULES
         The provisions of the Charging Rules set out in Appendix E to the Supplemental Agreement shall apply.

7.       ANCILLARY SERVICES
         The User shall provide the Agreed Ancillary Services set out in Appendix F1 in accordance with the Grid Code.

8.       GRID CODE NON-COMPLIANCE
         (Clause deleted)

9.       SPECIAL AUTOMATIC FACILITIES
         NGC and the User shall operate respectively the NGC Transmission System and the User System in accordance with the schemes set out in Appendix F3.



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10.      PROTECTION AND CONTROL RELAY SETTINGS/FAULT CLEARANCE TIMES
         NGC and the User shall record the respective protection and control relay settings and fault clearance times to be operated by each of them in documents in the format set out in Appendix F4 and shall operate them accordingly.
11.      SAFETY RULES
11.1     Safety Rules:
         NGC and the User will each supply to the other a copy of their Safety Rules current from time to time except where already supplied under another Supplemental Agreement (save that this exception shall not apply to site specific Safety Rules) and also a copy of the Local Safety Instructions applicable at the Connection Site from time to time except where supplied under another Supplemental Agreement.
11.2     Decommissioning:
         Decommissioning of Plant and/or Apparatus at the Connection Site will be undertaken in accordance with the procedures of the Safety Rules of whichever of NGC or the User applied with the Plant and/or Apparatus concerned was in commission.
12.      OTHER SITE SPECIFIC TECHNICAL CONDITIONS
12.1     Initial Obligation:
         The User shall ensure that on the Transfer Date the User's Equipment complies with the site specific technical conditions set out in Appendix F5.
12.2 The User shall use all reasonable endeavours to ensure during the period of this Supplemental Agreement that the User's Equipment shall continue to comply with the site specific technical conditions set out in Appendix F5.
12.3 If the User or NGC wishes to modify, alter or otherwise change the site specific technical conditions or the manner of their operation:- (i) under Appendix F4 it may do so upon obtaining the agreement of the other Party such agreement not to be unreasonably withheld.
         (ii) under Appendix F1, F3, F5 or F6 this shall be deemed to be a Modification for the purposes of the Master
Agreement.
12.4 Where on or immediately prior to the Transfer Date the User's Equipment has any of the following technical attributes or facilities:-
         (i)               circuit breaker fail protection


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         (ii)              pole slipping protection
         (iii)             fault disconnection facilities
         (iv)              automatic switching equipment
         (v)               control arrangements
         (vi) voltage and current signals for system monitoring (vii) control telephony (viii) operational metering the User shall use all reasonable endeavours to ensure that during the period of this Supplemental Agreement the User's Equipment retains such technical attributes or facilities provided always that if the User wishes to modify, alter or otherwise change the same or their operation it may do so by following the procedures relating to a Modification in accordance with the Master Agreement.

13.      METERING
         The provisions of Appendix F6 shall have effect.

14.      JOINT SYSTEM INCIDENTS
         Each Party confirms to the other that its Senior Management Representatives whose names have been nominated and notified to the other pursuant to OC9 are fully authorized to make binding decisions on its behalf for the purposes of OC9.

15.      TERM
         Subject to the provisions for earlier termination set out herein and in Clause 17 of the Master Agreement, this Supplemental Agreement shall continue until the User's Equipment is Disconnected from the NGC Transmission System at the Connection Site in accordance with Clause 17 or 19 hereof.

16.      EMERGENCY DEENERGISATION
16.1     Emergency Deenergisation by NGC:
         If, in the reasonable opinion of NGC, the condition or manner or operation of the NGC Transmission System or the User's System poses an immediate threat of injury or


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         material damage to any person or to the Total System or to any User's
         System or to the NGC Transmission System NGC shall have the right to Deenergise the User's Equipment it is necessary or expedient to do so to avoid the occurrence of such injury or damage.
16.2     Emergency Deenergisation by a User;
         If, in the reasonable opinion of the User, the condition or manner of operation of the NGC Transmission System, the Total System or any User's System, poses an immediate threat of injury or material damage to any person or to the User's System, the User shall have the right to Deenergise the User's Equipment if it is necessary or expedient to do so to avoid the occurrence of such injury or damage.
16.3     Reenergisation:
         NGC or, as the case may be, the User shall Reenergise the User's Equipment at the Connection Site as quickly as practicable after the circumstances leading to any Deenergisation under this Clause 16 have ceased to exist.

17.      DEENERGISATION AND DISCONNECTION
17.1 If the User shall be in breach of any of the provisions of this Supplemental Agreement or of the provisions of the Master Agreement enforcing the provisions of the Grid code (but subject always to Sub-Clauses 9.3 and 9.4 of the Master Agreement) and such breach causes or can reasonably be expected to cause material adverse effect on the business or condition of NGC or other Users or the NGC Transmission System or Users systems then NGC may:-

          a. where the breach is capable of remedy, give written notice to the User specifying in reasonable detail the nature of the breach and requiring the User to remedy the breach within 28 days after receipt of such notice or within any longer period agreed between NGC and the User, the agreement of NGC not to be unreasonably withheld or delayed; or

          b. where the breach is incapable of remedy, give written notice to the User specifying in reasonable detail the nature of the breach and the reasons why the breach is incapable of remedy and requiring the User within 5 Business Days after receipt of such notice to undertake to NGC not to repeat the breach.


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17.2     Grid code Procedures
         Whenever NGC serves a notice on the User pursuant to Sub-Clause 17.1, NGC and the User shall discuss in good faith and without delay the nature of the breach and each shall use all appropriate procedures available to it under the Grid Code (including testing rights and the procedures set out in OC5 (Testing and Monitoring)) in an attempt to establish as quickly as reasonably practicable a mutually acceptable way of ensuring future compliance by the User with the relevant provision of the Grid Code.
17.3     De-Energisation
17.3.1   If:-
         (a) the User fails to comply with the terms of any valid notice served on it by NGC in accordance with Sub-Clause 17.1(i) or is in breach of any undertaking given in accordance with Sub-Clause 17.1(ii) and such breach causes or can be reasonably expected to cause a material adverse effect on the business or condition of NGC or other Users of the NGC Transmission System or User systems; or
         (b) five Business Days have lapsed since the date of any valid notice served on the User in accordance with Sub-Clause 17.2(ii) and no undertaking is given by the User in accordance with Sub-Clause 17.2(ii);
         NGC may, provided NGC has first complied with OCS Monitoring and Testing if appropriate De-Energise the User's Equipment upon the expiry of at least 48 hours prior written notice to the User, provided that at the time of expiry of such notice the breach concerned remains unremedied and that neither Party has referred the master to the Dispute Resolution Procedure set out in Clause 27 of the Master Agreement. In such event NGC may de-Energise forthwith following completion of the Dispute Resolution Procedure and final determination of the dispute in NGC's favour.
17.3.2 If the User falls to comply with the Grid code and the Director makes a final order or a confirmed provisional order as set out in Sections 25 and 26 of the Act against the User in respect of such non-compliance which order the User breaches NGC may De-energise the Users Equipment upon the expiry of at least 48 hours prior written notice to the User provided that at the time of expiry of the notice the User continues to fail to comply with the order.


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17.4     NGC Transmission Licence
         if a breach of the nature referred to in sub-Clause 17.1 continues to the extent that it places or seriously threatens to place in the immediate future NGC in breach of the NGC Transmission Licence, NGC may De-Energise the User's Equipment upon the expiry of at least 12 hours prior written notice to the User, provided that at the time of expiry of such notice the breach concerned remains unremedied.
17.5     Re-Energisation Disputes
         If, following any De-Energisation pursuant to this Clauses 17, the User applies to NGC for the User's Equipment to Re-Energised and is refused or is offered terms which the User does not accept, this shall be recognised as a dispute over the terms for connection and use of system which the User may refer to the Director for determination under the NGC Transmission Licence. If the User accepts any terms offered by NGC or settled by the Director pursuant to any such reference, NGC shall Re-Energise the User's Equipment forthwith after any request from the User for NGC to do so.
17.6     Event of Default
         If the breach which led to any De-Energisation pursuant to this Clause 17 remains unremedied at the expiry of at least 6 months after the date of such De-Energisation, NGC may declare by notice in writing to the User that such breach has become an event of default provided that:-
         (a) all disputes arising out of the subject-matter of this Clause 17 which are referred to the Dispute Resolution Procedure have then been finally determined in favour of NGC; and
         (b) any reference to the Director pursuant to sub-clause 17.5 has then been finally determined in favour of NGC or any terms settled by the Director pursuant to such application have not been accepted by the User.
17.7     Disconnection
         Once NGC has given a valid notice of an event of default pursuant to Bus-Clause 17.6 NGC may given notice of termination to that User whereupon this Supplemental Agreement shall terminate and: (i) NGC shall Disconnect all the User's Equipment at the Connection Site and NGC and the User concerned shall by arrangement between them remove


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         any of the Users Equipment and NGC Assets on
         the other Party's land within 6 months of the date of termination or such longer period as may be agreed between the Parties;
         and
         (ii) that User shall be obliged to pay to NGC forthwith the Termination Amounts applicable to the Connection site.

18.      NOTICE TO DECOMMISSION OR DISCONNECT
         Without prejudice to Sub-clause 16.2, the User shall give to NGC not less than 6 months written notice of any intention of the User either to Decommission the User's Equipment or to Disconnect the User's Equipment.

19.      DISCONNECTION
         If notice to disconnect is given by the User under Clause 18 the User may upon expiry of the period specified in such notice and not before Disconnect the User' Equipment. At the expiry of such period this Supplemental Agreements shall terminate. The User shall pay to NGC all Termination Amounts applicable to the Connection Site within 28 days after termination of this Agreement. Within 6 months of the date of such termination or such longer period as may be agreed between the Parties the Parities shall by arrangement with each other remove any of the User's Equipment and NGC Assets on the other Party's land.

20.      DECOMMISSIONING
         If notice to Decommission is given by the User under Clause 18 the User may upon expiry of the period specified in such notice and not before, Decommission the User's Equipment. This Supplemental Agreement shall not terminate and:- (i) until the end of the Financial Year in which the Decommissioning takes place all
         Connection Charges and Use of System Charges payable by the User under this Supplemental Agreement shall continue to be payable in full; and
         (ii) following the end of the Financial Year in which the Decommissioning takes place the Use of System Charges payable by the User under this


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         Supplemental Agreement shall no longer be payable by
         the User but the Connection Charges so payable shall continue to be payable.
         If and when the User wishes to recommission it shall give NGC not less than 3 months written notice unless a shorter period if agreed between the User and NGC

21.      MASTER AGREEMENT
         The provisions of Clauses 18 to 24 and 26. to 30 inclusive of the Master Agreement shall apply to this Supplemental Agreement as if set out in full herein.

22.      VARIATIONS
         Not variation to this Supplemental Agreement shall be effective unless made in writing and signed by or on behalf of both NGC and the User. NGC and the User shall effect any amendment required to be made to this Supplemental Agreement by the Director as a result of a change in the Transmission Licence or an order or directions made pursuant to the Act or a Licence or as a result of settling any of the terms hereof and the User hereby authorises and instructs NGC to make any such amendment on its behalf and undertakes not to withdraw, qualify or revoke such authority or instruction at any time.

IN WITNESS WHEREOF the hands of the duly authorised representatives of the parties hereto at the date first above written


THE NATIONAL GRID COMPANY PLC                                 )
By                                                            )




SOUTH WESTERN ELECTRICITY PLC                                 )
by                                                            )